SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Esperanza Crossing

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events

As disclosed in prior filings with the Securities and Exchange Commission (the “SEC”), Citizens, Inc. (the “Company”) has been the subject of an investigation by the SEC (the “Investigation”) related to the Company’s internal control over financial reporting and disclosure controls and procedures. Additional information regarding the Investigation can be found in the Company’s Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on August 7, 2018.

On August 22, 2018, the Company received a notice from the SEC (the “Notice”) stating that the SEC has concluded the Investigation and, based on the information that the SEC has as of the date of the Notice, the SEC has decided to not recommend an enforcement action against the Company relating to the Investigation. The Notice was provided under the guidelines set forth in the final paragraph of Securities Act Release No. 5310.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
Geoffrey M. Kolander President and Chief Executive Officer

Date: August 24, 2018